Ross Miller
Secretary of State
204 North Carson Street, Ste 1
Carson City Nevada 89701-4299
(775)684-5708
Website: www.nvsos.gov

Filed in the office of               Document Number
20090801950-74
Ross Miller                          Filing Date and Time:
Secretary of State                     11/18/09  2:10 PM
State of Nevada                             Entity Number
E0860092006-9
Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390- After Issuance of Stock)

1. Name of corproation:

    Sunberta Resources, Inc.

2. The articles have been amended as follows: (provide artcle numbers if available)

    ARTICLE 1: NAME OF CORPORATION
    The name of the corporatuion shall be Grid Petroeum Corp.

3. The vote by which the stockholders holding shares in the corporation entitiling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or serioes, or as may be required by the provisiotns of the
articles of Incorporation* have voted in favor of the amendment is:     MAJORITY

4. Effective date of filing:(optional) ______________________________________________
                  (must not be later than 90 days after the certificate is filed)

5. SIgnature: (required)

X  /s/Kelly Sundberg
Signature of Officer

*If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power therof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by aopporpriate fees.
Nevada Secretary of State Amend Profit-After
Revised 7-1-06